Exhibit 99.1

NEWS RELEASE	FOR IMMEDIATE DISTRIBUTION

Alliance Financial Corporation Declares Quarterly Dividend

Syracuse, NY, June 14, 2007 - Alliance Financial Corporation (NASDAQ: ALNC), the holding company for Alliance Bank, N.A., announced that its Board of Directors has declared a quarterly dividend of $0.22 per common share. The dividend is payable on July 10, 2007 to shareholders of record on June 26, 2007.

With approximately $1.3 billion in assets, Alliance Financial Corporation is an independent financial holding company whose primary subsidiary, Alliance Bank, N.A., provides banking, commercial leasing, trust and investment services. Alliance Bank has 29 locations throughout Central New York.

Contact:	Alliance Financial Corporation

J. Daniel Mohr, Treasurer and CFO	(315) 475-4478

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